Exhibit 10.19

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON THEIR TRANSFER PURSUANT TO TERMS SET FORTH IN THIS WARRANT.

Warrant to Purchase Shares
of Common Stock
(Subject to Adjustment)

GENSTAR THERAPEUTICS CORPORATION

COMMON STOCK PURCHASE WARRANT
Void after December 19, 2002

GenStar Therapeutics Corporation, a Delaware corporation (the “Company”), hereby certifies that, for value received, CEOcast, Inc., or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. Pacific time, on December  19, 2002 (the “Expiration Time”), 50,000 fully paid and nonassessable shares of Common Stock of the Company at a purchase price per share equal to the Warrant Price (as defined herein) and otherwise in accordance with the terms hereof.  The number and character of such shares of Common Stock and the Warrant Price therefor are subject to adjustment as provided below.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a)          The term “Company” shall mean GenStar Therapeutics Corporation and any corporation that shall succeed to or assume the obligations of the Company hereunder.

          (b)          The term “Control Transaction” shall mean (i) the sale by the Company of all or substantially all of its assets or (ii) any transaction or series of related transactions by the Company (including, without limitation, any reorganization, merger or consolidation) which results in the transfer of at least fifty percent (50%) of the outstanding voting power of the Company; provided, however, that a reorganization, merger or similar transaction shall not be deemed a Control Transaction if the stockholders of the Company immediately prior to such transaction maintain beneficial ownership and voting control of a majority of the outstanding voting securities of the surviving entity in the same relative proportions as they did prior to such transaction.

          (c)          The term “holder” shall mean the holder of this Warrant or any permitted transferee or assignee thereof.

          (d)          The term “Original Issuance Date” shall mean June 20, 2002.

          (f)          The term “Warrant” shall mean this Warrant.

          (g)          The term “Warrant Price” shall mean $0.45 per share.

          (h)          The term “Warrant Shares” shall mean the shares of Common Stock or other securities of the Company issuable upon exercise of this Warrant, subject to adjustment hereunder from time to time.

          1.          Initial Exercise Date; Expiration.  This Warrant may be exercised in full at any time prior to the Expiration Time, and shall expire immediately thereupon.  Notwithstanding the foregoing, this Warrant shall expire and no longer be exercisable immediately prior (and subject to) the closing of any Control Transaction.  The Company shall provide the holder of this Warrant with at least 15 days prior notice of the occurrence of any event that would constitute a Control Transaction.

          2.          Exercise of Warrant.

                       (a)          This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment in accordance with Section 2(b) hereof, of the aggregate Warrant Price of the Warrant Shares to be purchased hereunder.

                       (b)          In lieu of payment in cash, payment of the aggregate Warrant Price upon exercise of the Warrant may be made by (i) surrender to the Company of debt or equity securities of the Company having a fair market value equal to the aggregate exercise price of the Warrant Shares being purchased upon such exercise (provided that for purposes of this subparagraph, the fair market value of the Common Stock shall equal the Market Price of the Common Stock as set forth below, and the fair market value of any note or other debt security shall be deemed to be equal to the aggregate outstanding principal amount thereof plus all accrued and unpaid interest thereon) or (ii) delivery of a written notice to the Company that the holder is exercising the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which when multiplied by the Market Price (as set forth below) is equal to the aggregate Warrant Price of the Warrant Shares being purchased upon such exercise (and such withheld shares shall no longer be issuable under this Warrant).

                       (c)          The Market Price of the Company’s Common Stock as of a particular date (the “Determination Date”) shall be calculated as follows:

                                      (i)          If the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) National Market System, then the average of the closing or last sale prices, respectively, reported for the twenty (20) business days immediately preceding the Determination Date;

                                      (ii)          If the Company’s Common Stock is not traded on an exchange or on the Nasdaq National Market System but is traded in the over-the-counter market, then the average of the means of the closing bid and asked prices reported for the twenty (20) business days immediately preceding the Determination Date;

                                      (iii)          If the Company’s Common Stock is not traded on an exchange, on the Nasdaq National Market System or in the over-the-counter market, then the fair market value of the Common Stock as of the day immediately preceding the Determination Date, as determined by the Company’s board of directors in good faith.

          3.          When Exercise Effective.  The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which the holder surrenders this Warrant to the Company and satisfies all of the requirements of Section 2, and at such time the person in whose name any certificate for Warrant Shares shall be issuable upon such exercise, as provided in Section 2, shall be deemed to be the record holder of such Warrant Shares for all purposes.

          4.          Delivery on Exercise.  As soon as practicable after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable full Warrant Shares as to which such holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a Warrant Share, equal to such fraction of the Market Price of one full share of Common Stock.

          5.          Adjustment of Warrant Price and Number of Warrant Shares.  Notwithstanding anything to the contrary in this Warrant:

                       (a)          Adjustments.  The Warrant Price per share shall be subject to adjustment from time to time as follows:

                                      (i)          Stock Splits and Stock Dividends.  If the number of shares of Common Stock outstanding at any time after the Original Issuance Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Warrant Price per share shall be proportionately decreased and the number of Warrant Shares shall be increased in proportion to such increase of outstanding shares.  Such adjustment shall become effective at the close of business on the date the dividend, subdivision or split-up becomes effective.

                                      (ii)          Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the Original Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Warrant Price per share shall be proportionately increased and the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares.  Such adjustment shall become effective at the close of business on the date the combination becomes effective.

                                      (iii)          Reorganization; Reclassification.  Subject to the expiration provisions of Section 1 hereof, in the case, at any time after the Original Issuance Date, of any capital reorganization, or any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or a sale or transfer of all or substantially all of the Company’s assets, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and aggregate number of shares of stock or other securities or property of the Company or other entity to which the Holder would have been entitled if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, such Holder had exercised this Warrant in full (subject to all adjustments under this Section 5).  The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales.

                                      (iv)          All calculations under this Subsection (a) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as appropriate.

                       (b)          Minimal Adjustments.  No adjustment in the Warrant Price per share need be made if such adjustment would result in a change in the Warrant Price per share of less than $0.01.  Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Warrant Price per share.

          6.          Notice of Adjustments.  Whenever the number of Warrant Shares or the Warrant Price per share shall be adjusted pursuant to Section 5 hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Warrant Shares and the Warrant Price per share after giving effect to such adjustment.

          7.          No Impairment.  The Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available a number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the exercise of this Warrant, and (c) shall take all such action as may be necessary or appropriate in order that all Warrant Shares as may be issued pursuant to the valid exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          8.          Exchange of Warrants.  Subject to the provisions of Section 9 below, on surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant of like tenor, in the name of such holder or as such holder may direct, calling in the aggregate on the face thereof for the number of Warrant Shares called for on the face of the Warrant so surrendered.

          9.          Replacement of Warrants.  On receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          10.          Investment Intent.  The holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of the Warrant Shares, such holder will deliver to the Company a written statement that the securities acquired by the holder upon exercise hereof are for the account of the holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof), and make other representations which the Company may reasonably require in order to comply with the restrictions of state and federal securities laws relating to the sale and disposition on “restricted securities,” as that term is defined in Rule 144 of the Securities Act.

11.                    Transfer Restrictions.  The holder hereof acknowledges that the Warrants and Warrant Shares may not be transferred.

12.                    Registration Rights.  The shares of Common Stock issued or issuable upon exercise of the Warrant shall be deemed “Registrable Securities” and the holders of such shares (the “Holders”) shall be entitled to registration rights with respect thereto as set forth in this Section 12.  At any time if the Company proposes to register any of its Common Stock under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to the Holder of its intention to do so at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such registration.  Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request.  Upon the written request of any such Holder made within twenty (20) days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall use its Best Efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered, provided that:

a.

if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration

b.

If the registration referred to in the second sentence of this Section 12 is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Securities) of the Company (the “Other Holders”), and the managing underwriter advises the Company in writing that in their good-faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, the Company shall include in such registration the amount of securities (including Registrable Securities) that such managing underwriter advises allocated pro rata among the Other Holders and the Holders on the basis of the number of remaining securities (including Registrable Securities) requested to be included therein by each Other Holder and each Holder;

c.

The Company shall not be required to effect any registration of Registrable Securities under this Section 12 incidental to the registration of any of its securities in connection with mergers, acquisitions, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

d.

The Company agrees to pay all Registration Expenses with respect to any offerings pursuant to this Section 12; provided that in no event shall the Company be responsible for underwriters’ fees and commissions payable with respect to any Registrable Securities.

          13.          Notices.  All notices referred to in this Warrant shall be in writing and shall be delivered personally (including by express courier) or by first class mail, and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and (ii) to the holder of this Warrant, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by such holder).

          14.          Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated in accordance with Section 7.1 of the Agreement.  This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and attested by its duly authorized officers and to be dated June 20, 2002.

GENSTAR THERAPEUTICS CORPORATION

By:	/s/ ROBERT E. SOBOL, M.D.

Robert E. Sobol, M.D. Chief Executive Officer

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

          TO:  GenStar Therapeutics Corporation

          The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ____________* shares of Common Stock of GenStar Therapeutics Corporation and herewith:

          (Check one)

☐	makes payment of $_________ therefor; or

☐	surrenders __________ shares of __________ stock of GenStar Therapeutics Corporation or $__________ of aggregate indebtedness; or

☐

elects to “net exercise” the Warrant pursuant to Section 2(b)(ii) of the Warrant and authorizes GenStar Therapeutics Corporation  to withhold from issuance the appropriate number of Warrant Shares as specified therein.

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

Dated:

*Insert here the number of shares as to which the Warrant is being exercised.